SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement            [  ]     Confidential, For Use of
                                                      the Commission Only
                                                      (as permitted by
                                                      Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[X ]  Definitive Additional Materials
[  ]  Soliciting Material Under Rule 14a-12


                   Chicago Mercantile Exchange Holdings Inc.
                  ------------------------------------------
               (Name of Registrant as Specified in Its Charter)


                  ------------------------------------------
                  (Name of Person(s) Filing Proxy Statement,
                        if Other Than the Registrant)

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         On March 13, 2002, the following communication was distributed to owners of shares of Class B-1 common stock of Chicago Mercantile Exchange Holdings Inc.:


                                    [LOGO]
                         PACKERS TRADING COMPANY, INC.
            30 s. wacker drive, suite 1000, chicago, illinois 60606
                       Commodity Brokers (312) 648-5750


Dear Fellow Member,

         Our membership elected me to serve consecutive terms on the CME Board of governors.

         During my four-year tenure I have chaired or co-chaired several committees, including the sensitive Probable Cause and Arbitration Committees.

         I have been an equity owner for many years. In addition, I have been a shareholder and President of Packers Trading Co. since 1969.

         In the governance of the Exchange I feel I have proven myself to be an independent voice with the best interest of the Exchange and its membership in mind.

         As the exchange transforms and heads into the future, I feel my independence, common sense and years of experience will serve our institution and members/shareholders well.

         I respectfully ask for your support in the upcoming election.



Sincerely,


/s/ Bruce F. Johnson
Bruce F. Johnson


                                    ******
On March 12, 2002, Chicago Mercantile Exchange Holdings Inc. filed a definitive proxy statement with the Securities and Exchange Commission ("SEC") regarding the Annual Meeting of Shareholders to be held on April 17, 2002. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 30 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

This letter has been prepared and distributed solely by the candidate. The views and opinions expressed herein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.